Exhibit 10.2

KIRBY CORPORATION

2000 NONEMPLOYEE DIRECTOR STOCK PLAN

ARTICLE I
GENERAL

Section 1.1. Purpose. The purpose of this Plan is to advance the interests of Kirby Corporation, a Nevada corporation (the “Company”), by providing an additional incentive to attract and retain qualified and competent directors, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

Section 1.2. Definitions. As used herein, the following terms shall have the meaning indicated:

(a) “Award” means a grant under this Plan in the form of an Option or Restricted Stock.

(b) “Board” means the Board of Directors of the Company.

(c) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of voting securities representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding voting securities or, if a person is the beneficial owner, directly or indirectly, of voting securities representing thirty percent (30%) or more of the combined voting power of the Company’s outstanding voting securities as of the date a particular Award is granted, such person becomes the beneficial owner, directly or indirectly, of additional voting securities representing ten percent (10%) or more of the combined voting power of the Company’s then outstanding voting securities;

(ii) During any period of twelve (12) months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority of the Directors unless the election, or the nomination for election by the Company’s stockholders, of each new Director was approved by a vote of at least a majority of the Directors then still in office who were Directors at the beginning of the period;

(iii) (A) Any consolidation or merger of the Company or any Subsidiary that results in the holders of the Company’s voting securities immediately prior to the consolidation or merger having (directly or indirectly) less than a majority ownership interest in the outstanding voting securities of the surviving entity immediately after the consolidation or merger, (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or (C) the liquidation or dissolution of the Company; or

(iv) The stockholders of the Company accept a share exchange, with the result that stockholders of the Company immediately before such share exchange do not own, immediately following such share exchange, at least a majority of the voting securities of the entity resulting from such share exchange in substantially the same proportion as their ownership of the voting securities outstanding immediately before such share exchange.

For purposes of this definition, the term “voting securities” means equity securities, or securities that are convertible or exchangeable into equity securities, that have the right to vote generally in the election of Directors.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Compensation Committee, if any, appointed by the Board.

(f) “Compensation Plan” means the written plan or program in effect from time to time, as approved by the Board, which sets forth the compensation to be paid to Eligible Directors.

(g) “Date of Grant” means the date on which an Option or Restricted Stock is deemed granted to an Eligible Director as specified in this Plan.

(h) “Director” means a member of the Board.

(i) “Eligible Director” means a Director who is not an employee of the Company or a Subsidiary.

(j) “Existing Plan” means the 2000 Nonemployee Director Stock Plan as adopted by the Board on September 22, 2000 and as amended and restated through April 27, 2021.

(k) “Fair Market Value” of a Share means the closing price on the New York Stock Exchange on the day of reference. If the

Shares are not listed for trading on the New York Stock Exchange, the Fair Market Value on the date of reference shall be determined by any fair and reasonable means prescribed by the Committee.

(l) “Nonincentive Stock Option” means an option that is not an incentive stock option as defined in Section 422 of the Code.

(m) “Option” means any option granted under this Plan.

(n) “Optionee” means a person to whom an Option is granted under this Plan or any successor to the rights of such person under this Plan by reason of the death of such person.

(o) “Payment Date” means the last day of a calendar quarter.

(p) “Plan” means this 2000 Nonemployee Director Stock Plan for Kirby Corporation, as amended or restated from time to time.

(q) “Restricted Stock” means Shares granted under this Plan that are subject to restrictions described in Article III and the Compensation Plan.

(r) “Share” means a share of the common stock, par value ten cents ($0.10) per share, of the Company.

(s) “Subsidiary” means any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.3. Total Shares and Limitations.

(a) The maximum number of Shares that may be issued under this Plan shall be One Million Five Hundred Thousand (1,500,000) Shares, which may be from Shares held in the Company’s treasury or from authorized and unissued Shares. If any Award granted under the Plan shall terminate, expire or be cancelled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares or such Shares may thereafter be issued as Restricted Stock.

(b) Notwithstanding any provision to the contrary in the Plan, the sum of the grant date fair value of Awards (determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto)) and the amount of any cash-based awards or other fees granted or paid to an Eligible Director during any calendar year shall not exceed $750,000, in respect of the Eligible Director’s service as a member of the Board during such year. The Board may make exceptions to this limit for individual Eligible Directors in extraordinary circumstances (including, without limitation, in connection with service for the initial fiscal year of service for an Eligible Director or advisory or other services of an Eligible Director that exceed those typically provided by a member of a board of directors), as the Board may determine in its discretion, provided that the Eligible Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Eligible Directors.

ARTICLE II
STOCK OPTIONS

Section 2.1. Grant of Options. Options shall be granted to Eligible Directors as provided in Section 2.2 and may be granted in the discretion of the Committee as provided in Section 2.3. All Options shall be Nonincentive Stock Options. Each Option shall be evidenced by an option agreement containing such terms deemed necessary or desirable by the Committee that are not inconsistent with the Plan or any applicable law. Neither the Plan nor any Option shall confer upon any person any right to continue to serve as a Director.

Section 2.2. Election to Receive Options. If the Compensation Plan permits Eligible Directors to elect to receive an Option in lieu of all or part of Director fees otherwise payable in cash, each Eligible Director who has properly and timely made such election as provided in the Compensation Plan shall be granted an Option for a number of Shares equal to (i) the amount of the fee such Eligible Director elects to receive in the form of an Option divided by (ii) the Fair Market Value of a Share on the Date of Grant multiplied by (iii) 3, with the result rounded to the nearest whole Share.

Section 2.3. Discretionary Grant of Options. The Committee may in its discretion grant Options to Eligible Directors in addition to the Options granted pursuant to Section 2.2.

Section 2.4. Option Price. The option price per Share for any Option shall be the Fair Market Value on the Date of Grant.

Section 2.5. Date of Grant.

(a) The Date of Grant of an Option granted under Section 2.2 shall be the second business day after the Company’s first quarter earnings conference call following the election by the Eligible Director pursuant to the Compensation Plan to receive the Option in lieu of cash fees, except that, for a newly elected Eligible Director, the Date of Grant shall be the date of his or her election to receive an Option in lieu of cash fees.

(b) The Date of Grant of an Option granted under Section 2.3 shall be the date on which the Committee takes formal action to grant the Option or such later date as may be specified by the Committee when granting the Option.

Section 2.6. Vesting.

(a) An Option granted under Section 2.2 shall become exercisable on the Payment Date(s) following the Date of Grant as provided in this Section 2.6(a). The number of Shares as to which an Option granted under Section 2.2 will become exercisable on each Payment Date after the Date of Grant shall equal the number of Shares subject to the Option divided by the number of Payment Dates occurring after the Date of Grant and before the first anniversary of the most recent annual meeting of stockholders of the Company.

(b) An Option granted under Section 2.3 shall become exercisable six months after the Date of Grant.

(c) Notwithstanding the other provisions of this Section 2.6, (i) an Option shall only become exercisable as provided in this Section 2.6 if the Optionee is a Director at the time the Option would otherwise become exercisable and (ii) during the ten (10) business days immediately preceding a Change in Control, each Option outstanding at such time shall be conditionally exercisable, provided that any such exercise shall be subject to and effective only upon the occurrence of the Change in Control. Any exercise purportedly made pursuant to this clause shall be null and void and of no force or effect if the Change in Control does not occur.

Section 2.7. Term of Options. The portion of an Option that is exercisable shall automatically and without notice terminate upon the earlier of (a) one (1) year after the Optionee ceases to be a Director for any reason or (b) ten (10) years after the Date of Grant of the Option. The portion of an Option that is not exercisable shall automatically and without notice terminate at the time the Optionee ceases to be a Director for any reason.

Section 2.8. Exercise of Options. Any Option may be exercised in whole or in part to the extent exercisable in accordance with Section 2.6. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option and (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made. Unless further limited by the Committee in any Option, the option price of any Shares purchased shall be paid solely in cash, by certified or cashier’s check, by money order, by personal check, by withholding Shares otherwise deliverable upon exercise of the Option or with Shares owned by the Optionee for at least six months, or by a combination of the foregoing. If the option price is paid in whole or in part with Shares, the value of the Shares withheld or delivered shall be their Fair Market Value on the date received by the Company.

Section 2.9. Adjustment of Shares.

(a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of Shares, then and in such event:

(i) appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned under the Plan, and the numbers of Options to be granted under Sections 2.2 and 2.3, so that the same proportion of the Company’s issued and outstanding Shares shall continue to be subject to being so optioned, and

(ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same proportion of the Company’s issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

(b) In the event of a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, the Board or the Committee may provide for any or all of the following alternatives: (i) for Options to become immediately exercisable, (ii) for exercisable Options to be cancelled immediately prior to such transaction, (iii) for the assumption by the surviving entity of the Plan and the Options, with appropriate adjustments in the number and kind of shares and exercise prices or (iv) for payment in cash or stock in lieu of and in complete satisfaction of Options.

(c) Any fractional shares resulting from any adjustment under this Section 2.9 shall be disregarded and each Option shall cover only the number of full shares resulting from such adjustment.

(d) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

(e) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company;

(iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

Section 2.10. Transferability of Options. Each Option shall provide that such Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution and that so long as an Optionee lives, only such Optionee or his guardian or legal representative shall have the right to exercise such Option.

Section 2.11. Issuance of Shares. No person shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the Shares subject to any Option unless and until such Shares (whether in certificated or in book entry or other electronic form) shall have been issued and delivered to such person. As a condition of any transfer of Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, any agreement or any law or regulation including, but not limited to, the following:

(a) a representation, warranty or agreement by the Optionee to the Company, at the time any Option is exercised, that the Optionee is acquiring the Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(b) a representation, warranty or agreement to be bound by any restrictions that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares.

Section 2.12. Option Repricing. Except as provided in Section 4.2, the Committee shall not modify an outstanding Option so as to specify a lower exercise price (and will not cancel an Option and substitute for it an Option with a lower exercise price), without the approval of the Company’s stockholders. In addition, except as provided in Section 2.9, the Committee may not cancel an outstanding Option whose exercise price is equal to or greater than the current Fair Market Value of a Share in exchange for cash or substitute for it another Award without the prior approval of the Company’s stockholders.

ARTICLE III
RESTRICTED STOCK

Section 3.1. Grants of Restricted Stock. Restricted Stock shall be granted to Eligible Directors as provided in Sections 3.2 and 3.3 and may be granted in the discretion of the Committee as provided in Section 3.4. Each Restricted Stock grant shall be evidenced by an agreement containing such terms deemed necessary or desirable by the Committee that are not inconsistent with the Plan or any applicable law. No grant of Restricted Stock shall confer upon any person any right to continue to serve as a Director.

Section 3.2. Automatic Annual Grants. Following each annual meeting of stockholders of the Company, each Eligible Director shall automatically be granted $167,500 in value of Restricted Stock, except that an Eligible Director elected between annual stockholder meetings shall be granted a prorated dollar value of Restricted Stock for the year in which he or she is first elected. The number of shares of Restricted Stock granted will be equal to (a) the dollar value divided by (b) the Fair Market Value on the Date of Grant multiplied by (c) 1.2, with the result then rounded to the nearest whole share.

Section 3.3. Election to Receive Restricted Stock. If the Compensation Plan permits Eligible Directors to elect to receive Restricted Stock in lieu of all or part of Director fees otherwise payable in cash, each Eligible Director who has properly and timely made such election as provided in the Compensation Plan shall automatically be granted a number of Shares of Restricted Stock equal to (i) the amount of the fee such Eligible Director elects to receive in the form of Restricted Stock divided by (ii) the Fair Market Value of a Share on the Date of Grant multiplied by (iii) 1.2, with the result rounded to the nearest whole Share.

Section 3.4. Discretionary Grant of Restricted Stock. The Committee may in its discretion grant Restricted Stock to Eligible Directors in addition to Restricted Stock granted pursuant to Sections 3.2 and 3.3.

Section 3.5. Date of Grant.

(a) The Date of Grant of Restricted Stock granted under Section 3.2 shall be the second business day after the Company’s first quarter earnings conference call, except that for an Eligible Director elected between annual stockholder meetings, the Date of Grant shall be determined as follows:

(i) If the Eligible Director is elected at a regular quarterly meeting of the Board, the Date of Grant shall be the second business day after the Company’s earnings conference call for the immediately preceding quarter.

(ii) If the Eligible Director is elected at any other time, the Date of Grant shall be the date of his or her election.

(b) The Date of Grant of Restricted Stock granted under Section 3.3 shall be the second business day after the Company’s first quarter earnings conference call following the election by the Eligible Director pursuant to the Compensation Plan to receive the Restricted Stock in lieu of cash fees, except that, for a newly elected Eligible Director, the Date of Grant shall be the date of his or her election to receive Restricted Stock in lieu of cash fees.

(c) The Date of Grant of Restricted Stock granted under Section 3.4 shall be the date on which the Committee takes formal action to grant the Restricted Stock, unless otherwise specified.

Section 3.6. Vesting.

(a) Restricted Stock granted under Section 3.2 shall vest six months after the Date of Grant.

(b) Restricted Stock granted under Section 3.3 shall vest on the Payment Date(s) following the Date of Grant as provided in this Section 3.6(b). The number of Shares of Restricted Stock granted under Section 3.3 that will vest on each Payment Date after the Date of Grant shall equal the number of Shares of Restricted Stock granted divided by the number of Payment Dates occurring after the Date of Grant and before the first anniversary of the most recent annual meeting of stockholders of the Company.

(c) Restricted Stock granted under Section 3.4 shall vest six months after the Date of Grant.

(d) Notwithstanding the other provisions of this Section 3.6, (i) Restricted Stock shall only vest as provided in this Section 3.6 if the holder is a Director at the time the Restricted Stock would otherwise vest and (ii) upon the occurrence of a Change in Control, all Restricted Stock issued under the Plan that is outstanding at the time of the Change in Control shall immediately vest.

(e) Notwithstanding the vesting conditions set forth in the Plan or the Compensation Plan, the Committee may in its discretion at any time accelerate the vesting of Restricted Stock or otherwise waive or amend any conditions of a grant of Restricted Stock under the Plan.

Section 3.7. Restrictions on Transfer. Restricted Stock granted to an Eligible Director under the Plan (whether represented by stock certificates or in book entry or other electronic form) shall be registered in the Director’s name or, at the option of the Committee, not issued until such time as the Restricted Stock shall become vested or as otherwise determined by the Committee. If certificates are issued prior to the Shares of Restricted Stock becoming vested, such certificates shall either be held by the Company on behalf of the Director, or delivered to the Director bearing a legend to restrict transfer of the certificate until the Restricted Stock has vested, as determined by the Committee. The Director shall have the right to vote and receive dividends on the Restricted Stock before it has vested. Except as may otherwise be expressly permitted by the Committee, no Share of Restricted Stock may be sold, transferred, assigned or pledged by the Director until such Share has vested. In the event that a Director ceases to be a Director before all the Director’s Restricted Stock has vested, the Shares of Restricted Stock that have not vested shall be forfeited. At the time Restricted Stock vests (and, if the Director has been issued legended certificates for Restricted Stock, upon the return of such certificates to the Company), such vested Shares shall be issued to the Director, in certificated or book entry or other electronic form, free of restrictions.

Section 3.8. Issuance of Shares. As a condition of the issuance of any Shares of Restricted Stock, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, any agreement or any law or regulation including, but not limited to, the following:

(a) a representation, warranty or agreement by the Eligible Director to the Company that the Eligible Director is acquiring the Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(b) a representation, warranty or agreement to be bound by any restrictions that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares.

Section 3.9. Section 83(b) Election. If a Director receives Restricted Stock that is subject to a “substantial risk of forfeiture,” the Director may elect under Section 83(b) of the Code to include in his or her gross income, for the taxable year in which the Restricted Stock is received, the Fair Market Value of such Restricted Stock on the Date of Grant. If the Director makes the Section 83(b) election, the Director shall (a) make such election in a manner that is satisfactory to the Committee, (b) provide the Company with a copy of such election and (c) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election.

ARTICLE IV
ADDITIONAL PROVISIONS

Section 4.1. Administration of the Plan. The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions arising with respect to the Plan and to make all other determinations and take all other actions necessary or desirable for the administration of the Plan. All decisions and acts of the Committee shall be final and binding upon all affected Optionees and holders of Restricted Stock. If there is no Committee, the Board shall administer the Plan and in such case all references to the Committee shall be deemed to be references to the Board.

Section 4.2. Adjustment of Shares. If, at any time while the Plan is in effect, there is any increase or decrease in the number of issued and outstanding Shares as a result of the declaration of a stock dividend, stock split, reverse stock split, recapitalization, combination, exchange of Shares, or similar event, the Committee shall make such equitable adjustments as it deems appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the

Plan, including, without limitation: (a) the number and kind of Shares available for issuance under the Plan; (b) the number and kind of Shares subject to outstanding Options and Restricted Stock; (c) the exercise price of outstanding Options; and (d) the terms and conditions of outstanding Awards, as necessary to reflect such adjustment. Any adjustment made pursuant to this Section 4.2 shall be final, binding, and conclusive on all persons.

Section 4.3. Amendment. The Board may amend or modify the Plan in any respect at any time, subject to stockholder approval if required by applicable law or regulation or by applicable stock exchange rules.

Section 4.4. Duration and Termination. No Awards shall be made under the Plan after April 27, 2036. The Board may suspend, discontinue or terminate the Plan at any time. The suspension, discontinuance or termination of the Plan shall not impair any of the rights of any holder of any Option or Restricted Stock outstanding on the date of the Plan’s suspension, discontinuance or termination without the holder’s written consent.

Section 4.5. Effective Date. The Plan amends and restates the Existing Plan in its entirety, effective January 27, 2026, subject to the approval of the Company’s stockholders at the Company’s 2026 annual meeting of stockholders.